UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2015

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of principal executive offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Dr. Glenn D. Steele Jr. resigned as a member of the Board of Directors (the "Board") of Weis Markets, Inc. (the "Company") effective July 9, 2015. Dr. Steele was an independent director and a member of the Company's Audit and Compensation Committees of the Board. Dr. Steele's resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(d) On July 9, 2015, Dennis G. Hatchell was appointed as an independent member to the Company's Board of Directors, effective July 9, 2015. At the same time, Mr. Hatchell was also appointed as a member of the Company's Audit and Compensation Committees, replacing Dr. Glenn D. Steele Jr. who, as of July 9, 2015, resigned from the Company's Board of Directors and ceased to serve as a member of the Company's Audit and Compensation Committees. Mr Hatchell will be compensated as a director in accordance with the "Compensation of Directors" section of the Company's definitive proxy statement filed on March 13, 2015 with the Securities and Exchange Commission and available on the SEC's website, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Dated: July 14, 2015